HSBC USA Inc.

Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Certification pursuant to 18 U.S.C. Section 1350, as Adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted in connection with the HSBC USA Inc. Quarterly Report on Form 10-Q for the period ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Paul J. Lawrence, President and Chief Executive Officer of HSBC USA Inc., certify that:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of HSBC USA Inc.

Date: May 11, 2009

/s/  PAUL J. LAWRENCE
Paul J. Lawrence
President and Chief Executive Officer